Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Sidus Space, Inc.

We consent to the inclusion by reference in the Registration Statement on Form S-8 (File No. 333-263227), Form S-1 (File No. 333-270850) and (File No. 333-276288) and Form S-3 (File No. 333-273430) of Sidus Space, Inc. (the “Company”) of our report dated March 31, 2026 relating to the financial statements which appears in this Annual

Report on Form 10-K/A for the year ended December 31, 2025.

Fruci & Associates II, PLLC

March 31, 2026